SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2004

Date of Report

(Date of earliest event reported)

AQUANTIVE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

506 Second Avenue, 9th Floor, Seattle, Washington 98104

(Address of principal executive offices, including zip code)

(206) 816-8800

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Press release issued by aQuantive, Inc., dated February 2, 2004.

Item 9. Regulation FD Disclosure

On February 2, 2004, aQuantive, Inc. issued a press release announcing that it has been informed that Oak Investment Partners VIII, L.P. and Oak VIII Affiliates Fund, L.P. distributed to their limited partners prior to the opening of the market on February 2, 2004 their remaining holdings in aQuantive, Inc., representing approximately 5.7 million shares of common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2004

AQUANTIVE, INC.

By:	/s/ MICHAEL VERNON
Name:	Michael Vernon
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by aQuantive, Inc., dated February 2, 2004.